                                                                   EXHIBIT 10.13

STATE STREET BANK AND TRUST COMPANY                               LOAN AGREEMENT



     THIS AGREEMENT made this 16th day of February, 1996, by and between Business@Web, Inc., formerly Object Power, Incorporated, a Delaware corporation with an address and principal place of business at 219 Vassar Street, Cambridge, Massachusetts, 02139 (hereinafter called the "BORROWER") and State Street Bank and Trust Company, a Massachusetts trust company with a usual place of business at 225 Franklin Street, Boston, Massachusetts, 02110 (hereinafter called the "BANK").


                             W I T N E S S E T H :


     The following agreement of the parties:


                                   SECTION 1
                                   ---------

                    DEFINITIONS AND RULES OF INTERPRETATION
                    ---------------------------------------

     For purposes of this Agreement, the following terms shall have the following meanings:

     1. "ADVANCE" shall mean any sum of money loaned by Bank to the Borrower pursuant to this Agreement and shall include all Loans (as defined herein).

     2. "BANKING DAY" shall mean a day on which banks are open for business in Boston, Massachusetts, and if the applicable "BANKING DAY" relates to a LIBOR Loan, a day on which dealings are carried on and banks are open for business in the relevant Inter-bank Market.

     3.   "BORROWING DATE" shall mean any day upon which an Advance is made.

     4. "COST OF FUNDS LOAN(S)" shall mean, when used in the singular, any Advance on which the interest rate is calculated by reference to the Cost of Funds Rate and, when used in the plural, shall mean all such Advances.

     5. "COST OF FUNDS RATE" shall mean a fixed per annum rate of interest as of the Borrowing Date determined by the Bank in good faith in accordance with the Bank's customary practices for loans in United States currency and based on the Bank's cost of obtaining funds with a maturity approximately equal to the period between the Borrowing

          Date and the Maturity Date from sources as may be selected by the Bank in its sole and absolute discretion.

     6.   "DOLLARS" or "$" shall mean currency of the United States of America.

     7.   "EQUIPMENT LINE" shall have the meaning ascribed to that term in
          Section 2.20 hereof.

     8. "EUROCURRENCY LIABILITIES" shall have the meaning ascribed to that term in REGULATION D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     9. "EURODOLLARS" shall mean dollars acquired by Bank for the purchase or other acquisition of deposits denominated in dollars and made with any bank or branch of bank (including any branch of the Bank) located outside the United States of America.

     10. "INTEREST PERIOD" shall mean: (i) with respect to any Cost of Funds Loan, a period commencing on the Borrowing Date of such Advance, and ending on the numerically corresponding day in the third year after the date thereof or such shorter period as shall be acceptable to the Bank in its sole discretion; and (ii) with respect to each LIBOR Loan, a period commencing on the Borrowing Date of such Advance, and ending on the numerically corresponding day in the first, second, third or fourth calendar month thereafter, as determined in accordance with the provisions of this Agreement, provided that any Interest Period which would otherwise end on a day which is not a Banking Day, shall end, and the next Interest Period shall commence (if applicable), on the next preceding or the next succeeding day which is a Banking Day as determined in good faith by the Bank in accordance with the then current Bank practices in the relevant market.

     11. "LIBOR" shall mean, with respect to a LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest one-sixteenth (1/16th) of one (1%) percent) at which deposits in Dollars are offered to Bank or Bank's representative or agent for delivery on the Borrowing Date for such LIBOR Loan, in the relevant Interbank Market at 11:00 a.m., local time, two Banking Days prior to such Borrowing Date for a period equal to the Interest Period chosen by Borrower with respect to such LIBOR Loan and in an amount substantially equal to the principal amount of such LIBOR Loan. The Bank shall give prompt notice to the Borrower of the LIBOR determined for each

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          LIBOR Loan and such notice shall be conclusive and binding, absent manifest error, for all purposes.

     12. "LIBOR INTEREST RATE" shall mean an interest rate per annum (rounded upward, if necessary, to the nearest one-sixteenth (1/16th) of one (1%) percent) determined by Bank pursuant to the following formula:

          LIBOR Interest Rate     =              LIBOR
                                         -------------------
                                         1.00 - Reserve Rate

     13. "LIBOR LOAN(S)" shall mean, when used in the singular, any loan on which the interest rate is calculated by reference to LIBOR and, when used in the plural, shall mean all such loans.

     14. "MARGIN" shall mean: (i) with respect to each Cost of Funds Loan, three and one-half (3.5%) percent; (ii) with respect to each LIBOR Loan, three and one-half (3.5%) percent; (iii) with respect to each Prime Rate Loan under the Revolving Loan or the Technology Line, one (1%) percent; and (iv) with respect to each Prime Rate Loan under the Equipment Line, one and one-half (1.5%) percent.

     15. "MATURITY DATE" shall mean the date on which an Interest Period expires.

     16. "PRIME RATE" shall mean the rate of interest announced from time to time by the Bank in Boston, as its Prime Rate.

     17. "PRIME RATE LOAN(S)" shall mean, when used in the singular, any Advance on which the interest rate is calculated by reference to the Prime Rate and, when used in the plural, shall mean all such Advances.

     18. "RESERVE RATE" shall mean the rate (expressed as a decimal) at which Bank would be required to maintain reserves under REGULATION D of the Board of Governors of the Federal Reserve System against Eurodollar Liabilities if such Eurodollar Liabilities were outstanding. The LIBOR Interest Rate shall be adjusted automatically as of the effective date of any change in the Reserve Rate.

     19.  "REVOLVING LOAN" shall have the meaning ascribed to that term in
          Section 2.1 hereof.

     20.  "TECHNOLOGY LINE" shall have the meaning ascribed to that term in
          Section 2.27 hereof.

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     21.  "TERMINATION DATE" shall mean June 30, 1997.


                                   SECTION 2
                                   ---------

                    AMOUNT AND TERMS OF CREDIT AND INTEREST
                    ---------------------------------------

                               THE REVOLVING LOAN
                               ------------------


     2.1 Subject to the terms and conditions of this Agreement, the Bank hereby establishes a revolving line of credit of up to $2,500,000.00 (the "REVOLVING LOAN") to be advanced as hereinafter provided. The Bank may, in its discretion, from time to time, make Advances comprising the Revolving Loan to the Borrower upon the Borrower's request; provided, however, that no Advance will be made if, after giving effect to the Borrower's request for such Advance, the outstanding principal balance of the Revolving Loan would exceed the lesser of:

     (a)  $1,000,000.00 through May 31, 1996 and $2,500,000.00 at such time thereafter as Borrower has received an equity injection in the amount of at least $1,000,000.00, as reflected in a Treasurer's Affidavit Regarding Equity Injection (the "CREDIT LIMIT") or

     (b) eighty percent (80%) of the face amount of eligible accounts receivable of the Borrower less than ninety (90) days from the invoice date thereof (the "BORROWING BASE").

     2.2 For purposes of the Borrowing Base calculation set forth above, eligible accounts receivable are those which are owing to the Borrower which met the following specifications at the time it came into existence and continues to meet the same until collected in full:

     (i) The account arose from the outright sale of goods by Borrower or the delivery of services by Borrower and if applicable, such goods have been shipped to the account debtor, and Borrower has possession of shipping and delivery receipts evidencing such shipment.

    (ii) The account is not subject to any prior assignment, claim, lien, or security interest, and Borrower will not make any further assignment thereof or create any further security interest therein, nor permit Borrower's rights therein to be reached by attachment, levy, garnishment or other judicial process.

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   (iii)  The account is not subject to set-off, credit, allowance or adjustment by the account debtor, except discount allowed for prompt payment and the account debtor has not complained as to its liability thereon and has not returned any of the goods from the sale of which the account arose (if applicable).

    (iv) The account arose in the ordinary course of Borrower's business and did not arise from the performance of services or a sale of goods to a supplier or employee of the Borrower.

     (v) No notice of bankruptcy or insolvency of the account debtor has been received by or is known to the Borrower.

    (vi) The account is not owed by an entity which is a parent, brother/sister, subsidiary or affiliate of Borrower, except for accounts due from Open Environment Corporation.

   (vii) The account debtor is not located in the State of New Jersey or Minnesota unless Borrower has filed and shall file all legally required Notice of Business Activities Report(s) with the New Jersey Division of Taxation and the Minnesota Department of Revenue.

  (viii)  The account is not evidenced by a promissory note.

    (ix) The account did not arise out of any sale made on a bill and hold, dating or delayed shipment basis.

     (x) The account did not arise out of a contract with the United States government or any department, agency or instrumentality thereof, unless the Borrower has complied with the Federal Assignment of Claims Act.

    (xi) The account does not constitute a prepayment, advance billing or deposit in conjunction with the rendering of services to an account debtor.

   (xii) The Bank in its sole discretion does not deem the account to be unacceptable for any reason.

     Provided that if any time twenty-five percent (25%) or more of the aggregate amount of the accounts due from any account debtor are unpaid in whole or in part more than ninety (90) days from the respective dates of invoice, from and after such time none of the accounts (then existing or thereafter arising) due from such account debtor shall be deemed to be eligible accounts until such time as less than twenty-five percent (25%) of the aggregate amount of accounts due from such account debtor are (as a result of actual

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payments received thereon) no more than ninety (90) days from the date of invoice; accounts payable by Borrower to an account debtor shall be netted against accounts due from such account debtor and the difference (if positive) shall constitute eligible accounts from such account debtor for purposes of determining the Borrowing Base (notwithstanding sub-paragraph (iii) above); characterization of any account due from an account debtor as an eligible account shall not be deemed a determination by Bank as to its actual value nor in any way obligate Bank to accept any account subsequently arising from such account debtor to be, or to continue to deem such account to be, an eligible account; it is the Borrower's responsibility to determine the creditworthiness of account debtors and all risks concerning the same and collection of accounts are with Borrower; and all accounts, whether or not eligible accounts, constitute Collateral (as hereinafter defined).

     2.3 All Advances shall bear interest as provided below and shall be conclusively evidenced by the Bank's record of disbursements and repayments, absent manifest error. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days. Interest will be charged to the Borrower upon the balance of all Advances owing to the Bank at the close of each day at the rates set forth below, as elected by the Borrower in accordance with the terms of this Agreement:

          (i) The Borrower shall pay interest on the aggregate unpaid principal balance of each Prime Rate Loan at a rate which is the daily equivalent to the Prime Rate in effect from time to time, plus Margin. Interest shall be payable monthly in arrears on the first day of each month until all of the Prime Rate Loans are paid in full. The rate of interest payable by the Borrower on the Prime Rate Loans shall be changed effective as of the date in which a change in the Prime Rate becomes effective.

          (ii) The Borrower shall pay interest on the aggregate unpaid principal balance of each LIBOR Loan from the Borrowing Date for such LIBOR Loan through and including the Maturity Date chosen by the Borrower with respect to such LIBOR Loan at a per annum fixed rate equal to the aggregate of the LIBOR Interest Rate plus Margin, and shall pay all interest accrued but unpaid thereon on the sooner to occur of the first day of each month or such Maturity Date.

     2.4 Bank shall not be required to make an Advance unless the Bank has received from the Borrower a request for such Advance, in the form of Exhibit A annexed hereto (herein a "NOTICE OF

BORROWING"), which request complies with the requirements of this Section 2.4 (which requirement the Bank may waive in its discretion for Prime Rate Loans). Each Notice of Borrowing shall designate (i) the Borrowing Date; (ii) the amount of the Advance (which amount shall not be less than $100,000.00 and multiples of $100,000.00 above $100,000.00 for LIBOR Loans); (iii) the Interest Period (for LIBOR Loans) and (iv) the requested interest rate option (LIBOR or Prime). Each Notice of Borrowing for a LIBOR Loan must be received by Bank not less than three Banking Days prior to the Borrowing Date for LIBOR Loans. A Notice of Borrowing for a Prime Rate Loan will be effective on the date received if received prior to 1 p.m. Boston local time by the Bank. A Notice of Borrowing may be transmitted by telecopier, telex, facsimile, cable or mail, but may not be transmitted by telephone. If a Notice of Borrowing is transmitted by telecopier, telex, facsimile or cable, the Borrower shall immediately mail the Bank written confirmation thereof.

     2.5 After receipt from the Borrower of any Notice of Borrowing which requests a LIBOR Loan, Bank shall determine if it is able to make such LIBOR Loan (or if it is unable to do so for reasons described in this Section 2.5 only) and will notify the Borrower upon confirmation of its ability to do so.
If Bank determines in good faith that, by reason of circumstances affecting the Interbank Market, adequate and reasonable methods do not exist for ascertaining the LIBOR which would otherwise be applicable to such LIBOR Loan, then Bank shall so notify the Borrower on or before 4:00 p.m. on the Banking Day prior to the Borrowing Date specified in the Notice of Borrowing, and in any event, Bank shall not be obligated to make such LIBOR Loan and the Notice of Borrowing shall be deemed to have been withdrawn by the Borrower with Bank's consent and substituted with a request for a Prime Rate Loan in an amount equal to the requested LIBOR Loan.

     2.6 Except as otherwise provided in Section 2.5 above, any Notice of Borrowing which requests a LIBOR Loan shall be irrevocable and binding upon the Borrower. In the event the Borrower fails to borrow the LIBOR Loan requested on the Borrowing Date specified in such Notice of Borrowing, the Borrower shall indemnify Bank against any and all losses and expenses incurred by Bank by reason of such failure including, without limiting the generality of the foregoing, all losses and expenses incurred by reason of the liquidation, disposition or reemployment of deposits or other funds acquired by Bank to fund such LIBOR Loan.

     2.7 If a LIBOR Loan is not repaid in full on its Maturity Date, then such LIBOR Loan shall automatically convert to a Prime Rate Loan and shall bear interest at the rate applicable to such Prime Rate Loan from and after such Maturity Date.

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     2.8  Each Advance may be repaid with the proceeds of another Advance, subject to the terms of this Agreement.

     2.9 Except as otherwise provided herein with respect to Bank's rights following the occurrence of an Event of Default, no LIBOR Loan may be repaid prior to its Maturity Date and all monies received by Bank for application to a LIBOR Loan prior to the Maturity Date of such LIBOR Loan shall be held by Bank in a non-interest bearing cash collateral account as security for all Liabilities.

     2.10 Notwithstanding any other provision of this Agreement, (1) if the introduction of or any change in any law or regulation (or change in the interpretation thereof) applicable to Bank or any foreign branch, agent or correspondent thereof shall make it unlawful, or (2) if any central bank or other governmental authority having jurisdiction over Bank or any such branch, agent or correspondent, shall assert that it is unlawful, for Bank to perform its obligations hereunder or for any such branch, agent or correspondent to act on behalf of Bank to make LIBOR Loans to the Borrower or to continue to fund or maintain LIBOR Loans to the Borrower hereunder, or (3) if Bank determines after making all reasonable efforts, that deposits of the relevant amount and for the relevant LIBOR Loan to the Borrower are not available to Bank in the Interbank Market, then, on notice thereof by Bank to the Borrower, the obligation of the Bank to the Borrower to make future LIBOR Loans shall terminate. If, as a result of any of the foregoing described events, Bank is prohibited from maintaining LIBOR Loans, the Bank shall, upon the happening of such event, notify the Borrower and the Borrower shall, in the case of each LIBOR Loan, on the Maturity Date of such LIBOR Loan (or, in any event, if the Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), either prepay such LIBOR Loan or convert such LIBOR Loan into a Prime Rate Loan.

     2.11 If, due to payments made by the Borrower pursuant to this Agreement or due to the acceleration of the Liabilities or due to any other reason, Bank receives payments of principal of any LIBOR Loan prior to the Maturity Date for such LIBOR Loan, the Borrower shall, upon demand by Bank, pay to Bank any amounts required to compensate Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain such LIBOR Loans.

     2.12 Calculation of the LIBOR Interest Rate, as well as all other fees and charges payable with respect to each LIBOR Loan shall be made and paid as though Bank had actually funded the relevant LIBOR Loan through the purchase of a Eurodollar deposit at

LIBOR in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore agent or office of Bank to a domestic office of Bank in the United States of America, provided, however, that Bank may fund each LIBOR Loan in any manner it sees fit and the foregoing assumptions shall be nevertheless used for the calculation of the LIBOR Interest Rate and such other fees and charges.

     2.13 The principal balance of the Revolving Loan shall be payable on the Termination Date. On any date on which a payment of interest or principal is due hereunder, the Bank may charge the Borrower's demand deposit account(s) with the amount thereof. The failure of the Bank so to charge such account shall not relieve the Borrower of its obligations to make payments hereunder.

     2.14 The Bank may, at any time and from time to time, upon the request of the Borrower, but in the Bank's sole and absolute discretion, extend the Termination Date.

     2.15 As evidence of the Borrower's obligations under the Revolving Loan, the Borrower shall execute and deliver to the Bank a Secured Revolving Time Note (the "REVOLVING NOTE") of even date herewith.

     2.16 The Bank need not enter payments of interest and principal upon the Revolving Note but may maintain a record thereof on a separate ledger maintained by the Bank.

     2.17 The entire unpaid principal balance of the Revolving Loan, together with all unpaid interest accrued thereon and all accrued and unpaid fees, if any, shall be due and payable without notice or demand on the Termination Date.

     2.18 If, at any time, the unpaid principal balance of the Revolving Loan exceeds the Borrowing Base or the Credit Limit, the Borrower shall immediately pay to the Bank the amount of such excess without notice or demand.

     2.19 In consideration of the Bank establishing the Revolving Loan, the Borrower shall pay to the Bank an unused line fee equal to one-half of one (.5%) percent of the difference between: (x) the Credit Limit and (y) the average daily balance outstanding under the Revolving Loan (the "UNUSED LINE FEE"). The Unused Line Fee shall be payable monthly in arrears and the Borrower hereby authorizes the Bank to debit its operating account at the Bank for the amount of any such payment(s).

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                                 THE EQUIPMENT LINE
                                 ------------------


     2.20 Subject to the terms and conditions of this Agreement, the Bank will make an equipment line available to the Borrower in the maximum principal amount of $500,000.00 (less equipment line Advances outstanding as of the date hereof) (the "EQUIPMENT LINE"), as evidenced by a Line of Credit Agreement for the Acquisition of Equipment (the "LINE OF CREDIT AGREEMENT") of even date.

     2.21 Advances under the Equipment Line shall bear interest as provided below and shall be conclusively evidenced by secured term notes executed by the Borrower with respect to each such Advance. Interest shall be computed on the basis of the actual number of days elapsed over a year of 360-days. Interest shall be charged to the Borrower upon the balance of all Equipment Line Advances owing to the Bank at the close of each day at the rates set forth below, as elected by the Borrower in accordance with the terms of this Agreement: (i) the Borrower shall pay interest on the aggregate unpaid principal balance of each Prime Rate Loan at a rate which is the daily equivalent of such Prime Rate Loan in effect from time to time plus Margin. Interest shall be payable monthly in arrears on the first day of each month, until all of the Prime Rate Loans are paid in full. The rate of interest payable by the Borrower on the Prime Rate Loans shall be changed effective as of the date in which a change in the Prime Rate becomes effective; (ii) the Borrower shall pay interest on the aggregate unpaid principal balance of each Cost of Funds Loan from the Borrowing Date for such Advance through and including the Maturity Date chosen by the Borrower and acceptable to the Bank with respect to such Advance at a per annum fixed rate equal to the sum of the Cost of Funds Rate plus Margin. Interest shall be payable on the sooner to occur of the first day of each month or such Maturity Date.

     2.22 The principal balance of each Equipment Line Advance shall be amortized over a period of three years. Payments of principal shall be made monthly in arrears on the first day of each month commencing on the first of such dates next succeeding the date of any such Advance.

     2.23 Bank shall not be required to make an Equipment Line Advance unless the Bank has received from the Borrower a request for such Equipment Line Advance, in the form of Exhibit B attached hereto (herein a "NOTICE OF BORROWING") which request complies with the requirements of this subsection and the Borrower has furnished the Equipment Documentation Certification required pursuant to the Line of Credit Agreement. Each Notice of Borrowing shall designate (1) the Borrowing Date for the requested Advance; (2) the requested interest rate option; (3) the amount of the requested Advance; and (4) if such request is for a Cost of Funds Loan, the requested Interest Period. The Borrower may request Advances in the form of

Cost of Funds Loans in minimum increments of $100,000.00, unless availability under the Equipment Line is less than $100,000.00. A Notice of Borrowing may be transmitted by facsimile and shall be effective on the date received not later than 1 p.m. Boston local time by the Bank for any Prime Rate Loan and one business day after receipt by the Bank for any Cost of Funds Loans.

     2.24 Any Notice of Borrowing which requests a Cost of Funds Loan shall be irrevocable and binding upon the Borrower. In the event the Borrower fails to borrow the Advance requested on the Borrowing Date specified in such Notice of Borrowing, the Borrower shall indemnify Bank against any and all losses and expenses incurred by Bank by reason of such failure including, without limitation, all losses and expenses incurred by reason of the liquidation, disposition or reemployment of deposits or other funds acquired by Bank to fund such Advance.

     2.25 Each Cost of Funds Loan shall be repaid in full on the Maturity Date set forth in the Secured Term Note executed pursuant thereto. Any Cost of Funds Loan which is not repaid in full on its Maturity Date shall automatically convert to a Prime Rate Loan and shall bear interest at the rate applicable to the Prime Rate Loan from and after such Maturity Date.

     2.26 No Cost of Funds Loan may be prepaid in whole prior to its Maturity Date. In the event that a Cost of Funds Loan is prepaid prior to its Maturity Date, whether by acceleration of the Liabilities, or otherwise, the Borrower shall, upon demand by Bank, pay to Bank any amounts required to compensate Bank for any additional losses (including lost profits), cost or expenses which it may reasonably incur as the result of such payment, including, without limitation, any loss, cost or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain such Cost of Funds Loan.


                                TECHNOLOGY LINE
                                ---------------

     2.27 Subject to the terms and conditions of this Agreement, the Bank will make a technology non-revolving line available to the Borrower in the maximum principal amount of Two Million ($2,000,000.00) Dollars (the "TECHNOLOGY LINE" and together with the Revolving Loan and the Equipment Line, the "LOANS"), as evidenced by a Secured Non-Revolving Time Note (the "NON-REVOLVING TIME NOTE") of even date.

     2.28 The Borrower may request Advances under the Technology Line until March 31, 1996, which Advances shall be used solely for the purpose of acquiring technology by the Borrower.

     2.29 Advances under the Technology Line shall bear interest as provided below and shall be conclusively evidenced by the Non-Revolving Time Note. Interest shall be computed on the basis of the actual number of days elapsed over a year of 360-days. Interest shall be charged to the Borrower upon the balance of all Technology Line Advances owing to the Bank at the close of each day at a rate which is the daily equivalent of the Prime Rate plus Margin. Interest shall be payable on the first day of each month, commencing with the first day of the first month next succeeding the date of the first Advance under the Technology Line.

     2.30 The principal balance of the Technology Line shall be due and payable upon the earlier to occur of September 30, 1996 or within five (5) business days of the date upon which the Borrower has received proceeds of an equity injection or the issuance of subordinated debt in an amount sufficient to pay off the Technology Line in full.

     2.31 All of the Borrower's obligations to the Bank, of every kind and description, including those arising under this Agreement, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced, including those arising under any other agreements, instruments or documents executed in conjunction herewith, or whether evidenced by an agreement or instrument, including obligations to perform acts and refrain from taking action, as well as obligations to repay the Loans, shall constitute the Borrower's "LIABILITIES" to the Bank, as the same may be modified, amended, replaced or extended from time to time.

     2.32 The Revolving Note, Line of Credit Agreement and Non-Revolving Time Note are incorporated herein to the same extent as if they were set forth in full in this Agreement.

     2.33 If after the date hereof, Bank determines that (i) the adoption of any applicable law, rule, or regulation regarding capital requirements for banks, bank holding companies or trust companies or the subsidiaries thereof, (ii) any change in the interpretation or administration of any such law, rule or regulation by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (iii) compliance by Bank or its holding company with any request or directive of any such governmental authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the rate of return on Bank's capital to a level below that which Bank could have achieved (taking into consideration Bank's policies with respect to capital adequacy immediately before such adoption, change, or compliance and assuming that Bank's capital was fully utilized prior to such adoption, change, or compliance) but for such adoption, change, or compliance as a consequence of Bank's commitment to make Advances pursuant hereto by any amount deemed by Bank to be material:

     (i) Bank shall promptly, after Bank's determination of such occurrence, give notice thereof to Borrower; and

    (ii) Borrower shall pay to Bank as an additional fee from time to time, on demand, such amount as Bank certified to be the amount that will compensate Bank for such reduction.

     A certificate of Bank claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Bank, and the method by which such amounts were determined. In determining such amount, Bank may use any reasonable averaging and attribution method.


                                   SECTION 3
                                   ---------

                         WARRANTIES AND REPRESENTATIONS
                         ------------------------------

     3.1 To induce the Bank to enter into this Loan Agreement and to make the Loans, the Borrower warrants and represents that, as of this date:

          (a) The Borrower is a duly organized and existing corporation under the laws of the State of Delaware and is in good standing under the laws of said State.

          (b) The Borrower is duly qualified to do business and in good standing as a foreign corporation in each state or other jurisdiction where failure to qualify would have a material adverse effect on Borrower's business or financial condition including, without limitation, Massachusetts.

          (c) The Borrower has good and clear record and marketable title to all properties and assets which it purports to own, free and clear of all mortgages, liens, pledges, charges, security interests and encumbrances, other than those being granted to the Bank, if any, and those reflected on EXHIBIT C attached hereto.

          (d) The Borrower owns and holds or leases all real and personal property necessary or incidental to the present and planned future conduct of its business, including, without limitation, patents, trademarks, service marks, trade names, copyrights and licenses and other rights with respect to the foregoing.

          (e) All books and records of the Borrower, including, but not limited to, minute books, by-laws and books of account are accurate and reflect all matters and transactions which should currently be reflected therein.

          (f) The general nature of the Borrower's business is as set forth on EXHIBIT C attached hereto.

          (g) The Borrower has no subsidiaries and no investments in the stock or securities of any other corporation, firm, trust or other entity, except as set forth on EXHIBIT C.

          (h) Except as set forth on EXHIBIT C, there are no actions, suits, investigations or proceedings pending, or to the knowledge of the Borrower threatened, against the Borrower or any of its properties in any court, before any governmental authority, arbitration board, or any other tribunal which, singly or in the aggregate, if decided adversely to the Borrower, would materially and adversely affect the business, properties or condition (whether financial or otherwise) of the Borrower. The Borrower is not, nor by execution and delivery of this Agreement and the performance of its obligations hereunder (with or without the passage of time) will the Borrower be in default with respect to any order of any court, governmental authority, arbitration board or other tribunal.

          (i) The Borrower has furnished to the Bank the financial statements for the time period indicated on EXHIBIT C attached hereto. Said statements fairly present the condition of the Borrower at the dates thereof, and the statements of operation contained therein fairly present the results of the operations of the Borrower for the periods indicated, all in conformity with generally accepted accounting principles consistently applied.

          (j) Except to the extent reflected or reserved against in the financial statements referred to above, the Borrower, as of the date of said financial statements, had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities, due or to become due, or arising out of transactions entered into or any state of facts existing prior thereto.

          (k) Since the date of the financial statements referred to in Section 3.1(i), and except as shown on EXHIBIT C, there has not been:

     (i) any change in the condition of the Borrower's assets or liabilities, other than changes in its ordinary course of business, none of which has been materially adverse, nor has there been any depletion of cash or decrease of working capital which has been materially adverse;

    (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Borrower's properties or business;

   (iii) any declaration of, setting aside of, or making of a payment of any dividend or other distribution with respect to the Borrower's capital stock or any direct or indirect redemption, purchase or other acquisition of any such stock, except for distributions to its stockholders to satisfy federal and state tax liabilities on undistributed income (if Borrower is a Subchapter "S" corporation); or

    (iv)  any materially adverse:

          (1)  controversy with any labor organization or employees;

          (2) claim or controversy involving any federal, state or local governmental agencies; or

          (3) other event or condition materially affecting the business or properties of the Borrower.

          (l) The Borrower has filed all federal and state income tax returns, excise tax returns, and all other tax returns of every kind and nature which are required to be filed by the Borrower as of the date hereof and has paid all taxes shown to be due on said returns.

          (m) The Borrower keeps all records concerning its accounts (as said term is defined in the Massachusetts Uniform Commercial Code) and has its chief executive office and principal place of business at the address set forth at the beginning of the Agreement. The Borrower has no other addresses at which the Borrower has an office, conducts business or at which any of the Borrower's property is located except as set forth on EXHIBIT C.

          (n) The execution and delivery of this Agreement, the borrowing by the Borrower as herein provided, the execution and delivery by the Borrower of all instruments, agreements and documents of every kind and nature pursuant hereto and the performance by the Borrower of all of its obligations to the Bank hereunder have been duly authorized by the Board of Directors of the Borrower and, to the extent required by law or otherwise, by the Borrower's stockholders, and this Agreement and all instruments, agreements and documents executed pursuant hereto are valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent such enforceability may be limited by laws of general application affecting the rights of creditors and except that certain equitable remedies may be subject to the discretion of any applicable court.

          (o) There is no provision in the articles of organization, agreement of association or the by-laws of the Borrower, or any indenture, contract or agreement to which it is a party or by which it is bound, which prohibits the execution and delivery of this Agreement or the performance by the Borrower of its obligations hereunder.

          (p) No event has occurred and no condition exists, which, upon the execution and delivery of this Agreement would constitute a default or an Event of Default hereunder. Neither the nature of the Borrower or any of its business or properties, nor any relationships between the Borrower and any other person, nor any circumstances in connection with the execution or delivery of this Agreement, is such as to require a consent, approval, or authorization of or filing, registration, or qualification with, any governmental authority on the part of the Borrower as a condition of the execution and delivery of this Agreement or any other instrument, agreement or document contemplated hereby, or the performance by the Borrower of its obligations hereunder or thereunder except for the filing of uniform commercial code financing statements in the appropriate filing offices.

          (q) The Borrower has no pension, profit sharing, stock option, Employee Stock Ownership Trust ("ESOT"), insurance or other similar plan providing for a program of deferred compensation or benefits for any employee or officer, except as indicated on EXHIBIT C hereto.


                                   SECTION 4
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

     4.1 The Borrower will duly and punctually pay all interest and principal becoming due to the Bank and will duly and punctually perform all things on its part to be done or performed under this Agreement, or pursuant to any instrument, document or agreement executed pursuant hereto.

     4.2 The Borrower will, at all times, keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

     4.3 The Borrower will, at all reasonable times, make its books and records available, in its offices, for inspection, examination and copying by the Bank and the Bank's representatives and will, at all reasonable times, permit inspection of its properties by the Bank and the Bank's representatives.

     4.4 The Borrower will, from time to time, furnish the Bank with such information and statements as the Bank may reasonably request and with copies of all financial statements and reports that it shall send or make available to stockholders. Borrower agrees that at Bank's discretion, the Revolving Loan may be administered by Bank on a "fully followed" basis, with daily reporting required.

     4.5 The Borrower will furnish the Bank monthly, within thirty (30) days after the close of each fiscal monthly period, commencing with the monthly period in which this Agreement is executed, a balance sheet and income and surplus statement reflecting the financial condition of the Borrower at the end of each such period and the results of its operation during each such period. Each balance sheet and income and surplus statement is to be certified by the President, Treasurer or Chief Financial Officer of the Borrower, such certification to state that such balance sheet and income and surplus statement fairly present the financial condition and the result of operations of the Borrower at the end of such period and during such period in accordance with generally accepted accounting principles consistently applied, subject, however, to ordinary year-end adjustments, none of which will be materially adverse.

     4.6 The Borrower will furnish the Bank annually, within one hundred and twenty (120) days after the close of each fiscal year, a balance sheet and income and surplus statement reflecting the financial condition of the Borrower at the end of each such fiscal year and the results of its operation during such fiscal year. Each such statement shall also contain comparative statements for the prior fiscal year. Each such balance sheet and income and surplus statement is to be audited by an independent certified public accountant satisfactory to the Bank with an audit quality statement to be issued by the accountant and signed by the President, Treasurer or Chief Financial Officer of the Borrower representing that neither the accounting firm nor the President, Treasurer or Chief Financial Officer of the Borrower is aware of any material modifications necessary to the financial statements for them to be in conformity with generally accepted accounting principles consistently applied. The Borrower shall also cause each of the Guarantors (as hereinafter defined) to provide their annual financial statements to the Bank in form and substance satisfactory to Bank and at the same time as Borrower provides its financial statements to Bank.

     4.7 The Borrower will, on a quarterly basis, within forty-five (45) days of the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 1996, deliver to the Bank certificates, in the form of EXHIBIT D attached hereto, signed by its President, Treasurer or Chief Financial Officer certifying that such officer has reviewed the provisions of this Agreement (including, without limitation, the financial covenants contained in this Agreement, to the extent they are being tested at that time) and stating in his opinion, if such be the fact, that the Borrower has not been and is not in default as to any of the covenants and agreements of the Borrower contained in this Agreement, or in the event of any such default, setting forth the details thereof. The Borrower shall also furnish the Bank, at that time, with its twelve-month cash flow projections, in form and substance satisfactory to Bank.

     4.8   The Borrower shall furnish a Borrowing Base certificate and an
accounts receivable aging to the Bank on a weekly basis.   Each such certificate
and aging to be in such form and certified by such officers of the Borrower as Bank may prescribe from time to time.

     4.9 The Borrower shall make its books and records available to the Bank for audit, during normal business hours upon reasonable advance notice, absent the occurrence of an Event of Default, at the Bank's discretion and at the Borrower's expense.

     4.10 The Borrower will maintain its corporate existence in good standing, comply in all material respects with all laws and regulations of the United States, of any state or states thereof, of any political subdivision thereof and of any governmental authority which may be applicable to the Borrower or to the Borrower's business.

     4.11 The Borrower will pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it or payable by it at such times and in such manner to prevent any penalty from accruing or any lien or charge from attaching to its properties. The provisions of this section, however, shall not preclude the Borrower from contesting in good faith and diligently prosecuting any such tax, provided, however, that the Borrower shall, upon request of the Bank, deposit with the Bank funds sufficient to discharge such tax in the event such contest is resolved against the Borrower. The Borrower shall not be in default under this Section by reason of the existence of a lien for taxes not then due.

     4.12 The Borrower will put and maintain its properties in good repair, working condition and order and, from time to time, make all needful and proper repairs, renewals and replacements.

     4.13 The Borrower will maintain insurance at all times covering such risks and in such amounts as the Bank may reasonably require in accordance with industry standards, all such insurance to be in such form and for such periods and written by such companies as shall be reasonably acceptable to the Bank.

     4.14 The Borrower will pay or reimburse the Bank, on demand, for all expenses (including, without limitation, reasonable counsel fees and expenses) incurred or paid by the Bank in connection with the preparation, amendment, interpretation, extension or negotiation of this Agreement, and any instrument, agreement or document to be delivered pursuant hereto; the enforcement by the Bank of its rights as against the Borrower or any other person primarily or secondarily liable to the Bank hereunder or thereunder; the administration, supervision, protection or realization on any Collateral held by the Bank as security for any obligation of the Borrower or any other person primarily or secondarily liable with respect thereto and in the defense of any action against the Bank with respect to its rights or liabilities hereunder or thereunder.

     4.15 The Borrower will punctually and promptly make all payments and perform all other obligations which may be required of it with respect to any indebtedness (whether for money borrowed, goods purchased, services rendered or however such indebtedness may otherwise arise) owing to persons, firms or corporations other than the Bank, including, without limitation, indebtedness which may be secured by a security interest in assets of the Borrower or property of the Borrower, and all obligations under the terms of any lease in which the Borrower is the lessee. The provisions of this section shall not preclude the Borrower from contesting in good faith and diligently prosecuting any such indebtedness or obligation.

     4.16 The Borrower shall pay or cause to be paid when due all amounts necessary to fund in accordance with their terms all the Borrower's deferred compensation plans whether now in existence or hereafter created, and the Borrower will not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any deferred compensation plan maintained for the benefit of its employees under circumstances that could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to the entity which provides funds for such deferred compensation plan.

     4.17 The Borrower will maintain its primary operating accounts with the Bank.

                                   SECTION 5
                                   ---------

                              NEGATIVE COVENANTS
                              ------------------

     5.1 The Borrower will not issue evidences of indebtedness or create, assume, become contingently liable for, or suffer to exist indebtedness in addition to indebtedness to the Bank, except for debt to its officers, directors and stockholders that is subordinated to the Loans on terms satisfactory to the Bank (the "SUBORDINATED DEBT"); provided, however, that the Borrower may incur liabilities which are incurred or arise in the ordinary course of the Borrower's business (other than liabilities incurred or arising with respect to money borrowed) and purchase money financing, secured by the acquired assets only.

     5.2 The Borrower will not pay dividends either in cash or in kind on any class of its capital stock, except that as long as Borrower maintains a Subchapter "S" tax status, the Borrower may pay dividends in an amount necessary to satisfy its stockholders' federal and state tax liability for undistributed income, or redeem, purchase or otherwise acquire, directly or indirectly, any of its stock; provided that the Borrower may pay dividends in the form of stock.

     5.3 The Borrower will not make any loans or advances to any individual, firm or corporation, including, without limitation, its officers and employees; provided, however, that the Borrower may make advances to its employees, including its officers, with respect to expenses incurred by such employees, which expenses are reimbursable by the Borrower and directly related to the conduct of the Borrower's business, and Borrower may make advances to its employees provided that the aggregate amount of such advances does not exceed $50,000.00 at any time.

     5.4 The Borrower will not invest in or purchase any stock or securities of any individual, firm or corporation, provided, however, the Borrower may invest in direct obligations of the United States of America having a maturity of one year or less from the date of investment.

     5.5 The Borrower will not merge or consolidate or be merged or consolidated with or into any other corporation.

     5.6 The Borrower will not sell or dispose of any of its assets except for sales of inventory in the ordinary and usual course of its business; provided, however, that the Borrower may dispose of (or trade in) equipment which is no longer required for the conduct of the Borrower's business so long as the Borrower receives therefor a sum (or credit) substantially equal to such equipment's fair value.

     5.7 Except as set forth on EXHIBIT C and except for purchase money security interests in acquired assets, the Borrower will not grant or suffer to exist any mortgage, pledge, title retention agreement, security interest, lien, charge or encumbrance with respect to any of its assets, tangible or intangible, whether now owned or hereafter acquired, or subject any of such assets to the prior payment of any indebtedness, or transfer in any manner any of such assets with the intent or purpose, directly or indirectly, of subjecting such assets to the payment of indebtedness.

     5.8 The Borrower will not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

     5.9   (Minimum Net Income).  The Borrower will not permit its Minimum Net
            ------------------
Income to be less than the following amounts as at the end of the following periods:

          MINIMUM NET INCOME                     TIME PERIOD
             $ 25,000.00                  For the fiscal quarters
                                          ending June 30, 1996
                                          and September 30, 1996

             $100,000.00                  For the fiscal year
                                          ending December 31, 1996

             $ 50,000.00                  For the fiscal quarter
                                          ending March 31, 1997
                                          and as at the end of
                                          each fiscal quarter
                                          thereafter

     The term "NET INCOME" as used herein shall mean Borrower's net income after taxes as determined in accordance with generally accepted accounting principles consistently applied.

     5.10 Maximum Senior Debt to Capital Base Ratio.  The Borrower will not
          -----------------------------------------
permit its total Senior Debt to be more than the following percentages of its Capital Base for the following periods:

          MAXIMUM PERCENTAGE             TIME PERIOD
               1,000%                    As at the end of the
                                         fiscal year ending
                                         December 31, 1996
                                         and as at the end of
                                         each fiscal quarter
                                         thereafter

     The term "SENIOR DEBT" as used herein shall mean Borrower's total debt minus any Subordinated Debt. The term "CAPITAL BASE" as used herein shall mean Borrower's Tangible Net Worth plus Subordinated Debt. The term "SUBORDINATED DEBT" as used herein shall mean debt which is specifically subordinated to all Liabilities, upon terms and conditions satisfactory to the Bank and its counsel. The term "TANGIBLE NET WORTH" shall mean stockholders' equity determined in accordance with generally accepted accounting principles, consistently applied, subtracting therefrom: (i) intangibles (as determined in accordance with such principles so applied), (ii) indebtedness owing from any employee, stockholder, parent, subsidiary or other affiliate, and (iii) all leasehold improvements.

     5.11  Minimum Capital Base.  The Borrower will not permit its Capital Base
           --------------------
to be less than the following amounts for the following periods:

          MINIMUM CAPITAL BASE           TIME PERIOD
             $  300,000.00               For the fiscal quarter
                                         ending June 30, 1996

             $  350,000.00               For the fiscal quarter
                                         ending September 30, 1996

             $  500,000.00               For the fiscal year ending
                                         December 31, 1996 and as
                                         at the end of each fiscal
                                         quarter thereafter


     5.12  Minimum Interest Coverage Ratio.  The Borrower will not permit its
           -------------------------------
earnings before interest and taxes to be less than the following percentages of its interest expense for the following periods:

          MINIMUM PERCENTAGE             TIME PERIOD
               125%                      For the 6-month period
                                         ending June 30, 1996, for
                                         the 9-month period ending
                                         September 30, 1996, for the
                                         12-month period ending
                                         December 31, 1996 and for
                                         the 12-month period ending
                                         as at the end of each
                                         fiscal quarter thereafter

     5.13  Maximum Capital Expenditures.  The Borrower will not permit, directly
           ----------------------------
or indirectly, its capital expenditures for the purchase, fabrication or creation of fixed assets, including, without limitation, all Capitalized Leases, to exceed the aggregate amount of $1,000,000.00 in any fiscal year of Borrower.

     5.14 All accounting terms shall be construed and interpreted in accordance with generally accepted accounting principles consistently applied.

     5.15  Minimum Collateral Coverage Ratio.  The Borrower shall not permit
           ---------------------------------
the percentage reliance on the stock value of the Pledged OEC Stock (as defined herein) and as calculated in accordance with EXHIBIT E attached hereto to exceed seventy (70%) percent at any time.


                                   SECTION 6
                                   ---------

                       SECURITY, GUARANTEES AND WARRANTS
                       ---------------------------------

     6.1 The Bank shall have and hold as security for the repayment of the Loans and all other Liabilities of the Borrower to the Bank a security interest in substantially all of the Borrower's business assets (the "COLLATERAL"), and the Borrower will execute and deliver all agreements, instruments and documents, in form and substance satisfactory to the Bank, to establish, create and perfect the same, including, without limitation, a Security Agreement (All Assets) (the "SECURITY AGREEMENT"). The Bank also holds certain warrants (the "WARRANTS") of the Borrower as additional compensation for the Loans to the Borrower.

     6.2 Any and all deposits or other sums at any time credited by or due from the Bank to the Borrower shall at all times constitute additional security for all Liabilities of the Borrower to the Bank and may be set off against any such Liabilities at any time after the occurrence, and during the continuance of an Event of Default, whether or not security held by the Bank is deemed to be adequate. Any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts receivable, choses in action, chattel paper, cash, property and the proceeds thereof owned by the Borrower or in which the Borrower has an interest, which now or hereafter are at any time in possession or control of the Bank or in transit by mail or carrier to or from the Bank or in the possession of any third party acting in the Bank's behalf, without regard to whether the Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether the Bank has conditionally released the same, shall constitute additional security for such Liabilities and may be applied at any time after the occurrence and during the continuance of an Event of Default to such Liabilities, whether due or not.

     6.3 The Loans will be guaranteed on an unlimited basis by J&S Limited Partnership, John J. Donovan and John J. Donovan, Jr. (together, the "GUARANTORS"), pursuant to Unlimited Guarantees (each a "GUARANTEE" and together the "GUARANTEES"). The Guarantee of J&S Limited Partnership shall be secured by a pledge of 520,000 shares of the Common Stock of Open Environment Corporation (the "PLEDGED OEC STOCK"). None of the Guarantors shall provide a guaranty to anyone other than the Bank, without the Bank's prior written consent.


                                   SECTION 7
                                   ---------

                                    DEFAULT
                                    -------


     7.1 The occurrence of any of the following events (after the expiration of any applicable grace period) shall be an Event of Default hereunder:

           (a) The Borrower shall fail to pay any installment of principal or interest on account of the Loans when such payment is due, or on demand, if such payment is due on demand.

           (b) The Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or in any instrument, document or agreement with Bank or delivered to Bank whether now existing or hereafter created and the expiration of twenty-five (25) days from such failure, or failure to adhere to the financial covenants contained in Section 5 hereof (without any grace period).

           (c) Any warranty, representation or statement made or furnished to the Bank by or on behalf of the Borrower proves to have been false in any material respect when made or furnished.

          (d) Any event which results in the acceleration of the maturity of the indebtedness of the Borrower to others in excess of $50,000.00 under any indenture, agreement, undertaking or otherwise.

          (e) Death, dissolution, termination of existence, insolvency, or business failure of the Borrower or any Guarantor.

          (f) The Borrower shall: (i) cease, be unable, or admit in writing its inability to pay its debts as they mature, or make a general assignment for the benefit of, or enter into any composition, trust mortgage or other arrangement with creditors; (ii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee or liquidator of the Borrower or of a substantial part of its assets, or authorize such application or consent, or proceedings seeking such appointment shall be commenced against the Borrower and continue undismissed for sixty (60) days; or
(iii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted against the Borrower and remain unstayed and undismissed for sixty (60) days, be approved as properly instituted or result in adjudication of bankruptcy or insolvency. Upon the filing of any involuntary petition, Bank's agreement to consider making additional Loans hereunder shall terminate.

          (g) The calling or sufferance by the Borrower of a meeting of the creditors of the Borrower or the occurrence of a meeting by the Borrower or a representative thereof with a formal or informal committee of creditors of the Borrower.

          (h) Termination of any Guarantee by any Guarantor or the issuance of a guaranty by any Guarantor to anyone other than the Bank, without the prior written consent of the Bank.

          (i)  The death or incapacity of John J. Donovan or John J. Donovan,
Jr.

     7.2 Upon the occurrence of any Event of Default, all Liabilities of the Borrower to the Bank shall, at the Bank's option and without notice or demand, and notwithstanding any terms of payment in any note or other instrument evidencing such Liabilities, become immediately due and payable, and any obligation of the Bank to consider making Loans pursuant to Section 1 or Section 2 shall, at Bank's option, terminate.


                                   SECTION 8
                                   ---------

                            [INTENTIONALLY DELETED]
                            -----------------------

                                   SECTION 9
                                   ---------

                                    NOTICE
                                    ------


     9.1 All notices and other communications hereunder shall be made by telegram, telex, hand delivery, overnight air courier, or certified or registered mail, return receipt requested, and shall be deemed to be received by the party to whom it was sent one (1) business day after sending, if sent by telegram, telex, or overnight air courier, three (3) business days after mailing if sent by certified or registered mail and on the date delivered if hand delivered. All such notices and other communications to a party hereto shall be addressed to such party at the address set forth in Section 9.2 or to such other address as such party may designate for itself in a notice to the other party given in accordance with this section.

     9.2 The addresses to which such communications shall be sent are as follows:

     (a)   If intended for the Borrower, to:

           Business@Web, Inc.
           219 Vassar Street
           Cambridge, MA  02139
           Attn:  Eric D. Sockol,  Chief Financial Officer

           with copies to:

           Cuddy, Bixby and Denner
           One Financial Center
           Boston, MA  02111
           Attn:  Timothy E. McAllister, Esq.

     (b)   If intended for the Bank, to:

           State Street Bank and Trust Company
           225 Franklin Street, M-2
           Boston, MA   02110
           Attn: William R. Dewey IV, Vice President

           with copies to:

           Brian T. Garrity, Esq.
           Shapiro, Israel & Weiner, P.C.
           100 North Washington Street
           Boston, Massachusetts 02114

     9.3   The addresses set forth herein may be changed by notice hereunder.

                                  SECTION 10
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     10.1 The Borrower will from time to time execute and deliver to the Bank all such other and further instruments and documents and take or cause to be taken all such other and further action as the Bank may reasonably request in order to effect and confirm or vest more securely in the Bank all rights contemplated in this Agreement.

     10.2 The Borrower may take any action herein prohibited or omit to perform any act required to be performed by the Borrower if the Borrower shall obtain the Bank's prior written consent to each such action, or omission to act. No waiver on the Bank's part on any one occasion shall be deemed a waiver on any other occasion. The Bank shall not be deemed to have waived any of its rights hereunder unless such waiver shall be in writing and duly signed by an authorized officer of the Bank.

     10.3 This Agreement may be amended only by an instrument in writing and duly signed by the Borrower and an authorized officer of the Bank.

     10.4 All covenants, agreements, representations and warranties contained in this Agreement shall bind the Borrower, its successors and assigns, and shall inure to the Bank's benefit and the benefit of the Bank's successors and assigns, whether expressed or not.

     10.5 All rights of the Bank hereunder shall be cumulative. The Bank shall not be required to have recourse to any Collateral before enforcing its rights or remedies against the Borrower. The Borrower hereby waives presentment and protest of any instrument and any notice thereof.

     10.6 If any provisions of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Agreement.

     10.7 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     10.8  This Agreement shall take effect as an instrument under seal.

     10.9 BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Borrower hereby certifies that neither Bank nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Bank would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. Borrower acknowledges that Bank has been induced to enter into this Agreement by, among other things, this waiver. Borrower acknowledges that it has read the provisions of this Agreement and in particular, this Section; has consulted legal counsel; understands the right it is granting in this Agreement and is waiving in this Section in particular, and makes the above waiver knowingly, voluntarily and intentionally.

     10.10 Borrower and Bank agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in any court of the Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex, or in the District Court of the United States for the District of Massachusetts, and Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to Borrower or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

     10.11 The exhibits annexed hereto as EXHIBITS A, B, C, D and E are the only exhibits to be annexed to this Agreement, and the material contained therein shall be incorporated herein.

     10.12 The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Agreement and shall not be utilized in the construction hereof.


WITNESS:                      BUSINESS@WEB, INC., formerly
(As to Both)                  Object Power, Incorporated


  /s/ Brian T. Garrity        By:   /s/ Eric D. Sockol
- -------------------------        --------------------------
Brian T. Garrity                 Eric D. Sockol
                                 Chief Financial Officer


                              STATE STREET BANK AND TRUST COMPANY


                              By:   /s/ William R. Dewey IV
                                 ------------------------------
                                 William R. Dewey IV
                                 Vice President

                                   EXHIBIT A
                                   ---------

                                         _______________, 199_

State Street Bank and Trust Company
225 Franklin Street
Boston, MA   02110

Attn: Mr. William R. Dewey IV
      Vice President

Re: Loan Agreement between State Street Bank and Trust Company (the "BANK") and Business@Web, Inc., formerly Object Power, Incorporated (the "BORROWER") dated February ____, 1996, (the "AGREEMENT")

Gentlemen:

     In accordance with Section 2.4 of the Agreement, the Borrower hereby requests the following Advance:

     (1)  Borrowing Date:               _____________________


     (2)  Interest Rate Type
          (LIBOR or Prime):             _____________________


     (3)  Amount of Advance*:           _____________________


     (4)  Interest Period:              ____________________
          (1, 2, 3 or 4 months for LIBOR Loans)

     The Borrower hereby certifies that all representations and warranties contained in the Agreement are true and accurate in all material respects on the date of this Notice of Borrowing as though such representations or warranties had been made on this date (except to the extent such representation or warranty expressly relates to an earlier date).

     All capitalized terms used herein which are defined in the Agreement shall have the meanings set forth in the Agreement.

                                        Very truly yours,
                                        BUSINESS@WEB, INC., formerly
                                        Object Power, Incorporated


                                        By:___________________________

*minimum of $100,000.00 and increments of $100,000.00 above $100,000.00 for
LIBOR Loans.

                                   EXHIBIT B
                                   ---------

                                     _______________, 199_

State Street Bank and Trust Company
225 Franklin Street
Boston, MA   02110

Attn: Mr. William R. Dewey IV
      Vice President

Re: Loan Agreement between State Street Bank and Trust Company (the "BANK") and Business@Web, Inc., formerly Object Power, Incorporated (the "BORROWER") dated February ___, 1996, (the "AGREEMENT")

Gentlemen:

     In accordance with Section 2.23 of the Agreement, the Borrower hereby requests the following Equipment Line Advance:

     (1)  Borrowing Date:           ___________________________

     (2)  Interest Rate Type:       ___________________________
          (Cost of Funds or Prime)

     (3)  Amount of Advance*:       ___________________________

     (4)  Interest Period
          Requested:                ___________________________

     The Borrower hereby certifies that all representations and warranties contained in the Agreement are true and accurate in all material respects on the date of this Notice of Borrowing as though such representations or warranties had been made on this date (except to the extent such representation or warranty expressly relates to an earlier date).

     All capitalized terms used herein which are defined in the Agreement shall have the meanings set forth in the Agreement.

                                    Very truly yours,
                                    BUSINESS@WEB, INC., formerly
                                    Object Power, Incorporated


                                    By:___________________________


*    Minimum of $100,000.00 unless availability is less than $100,000.00.

                                   EXHIBIT C
                                   ---------


3.1(c)    Encumbrances



SECURED PARTY OR LESSOR:        COLLATERAL:
- -----------------------         ----------

     See Attachment 1 hereto
         ------------



3.1(f)    General Nature of Borrower's business

     Software Development



3.1(g)    Subsidiaries and Investments

     None


3.1(h)    Litigation

     None

3.1(i) Date and period covered of most recent financial statements furnished to the Bank.

     November 30, 1995


3.1(k)    Material Changes in Operations

     None


3.1(m)    Other Locations

     17 Smith Point, Manchester, MA


3.1(q)    Deferred Compensation Plans

     None

                                        Attachment 1 to Exhibit C
                                        -------------------------

     (i) liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

     (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

     (iii) liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained and be in effect pending such appeal or review;

     (iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

     (v) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto,landlord's or lessor's liens under leases to which the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower;

     (vi)   liens existing on the date hereof and listed on Attachment 1-A
                                                            --------------
hereto; and

     (vii) capitalized leases, to the extent that the same may be deemed to constitute security interests, and purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money indebtedness incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired.

                                   EXHIBIT D
                                   ---------

                               TO LOAN AGREEMENT

                            COMPLIANCE CERTIFICATE
                            ----------------------


     Business@Web, Inc., formerly Object Power, Incorporated (the "BORROWER") hereby certifies to State Street Bank and Trust Company (the "BANK") pursuant to the Loan Agreement between Borrower and Bank dated February ____, 1996, as may be amended from time to time ("LOAN AGREEMENT") that:

A.   General
     -------

     1. Capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.

     2. The Borrower has complied with all the terms, covenants and conditions to be performed or observed by it contained in the Loan Agreement.

     3. As of the date hereof there does not exist an Event of Default or an event which would with notice or the lapse of time, or both, constitute an Event of Default under the Loan Agreement.

     4. The representations and warranties contained in the Loan Agreement and in any certificate, document or financial or other statement furnished at any time thereunder are true, correct and complete in all material respects with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that any such representation and warranty relates solely to an earlier date (in which case such representation and warranty shall be true, correct and complete on and as of such earlier date).

B.   Financial Covenants:
     -------------------

     As of the date hereof or, for such period as may be designated below, the computations, ratios and calculations as set forth below in accordance with Sections 5.9, 5.10, 5.11, 5.12 and 5.13 of the Loan Agreement are true and correct:

     (a)  (Section 5.9) Minimum net income after taxes of the Borrower for the
           -----------
fiscal quarter ending ___________, 1996:


                                        AMOUNT OF NET INCOME AFTER
      TIME PERIOD                           TAXES OR (NET LOSS)
      -----------                       --------------------------
     For the fiscal quarters
     ending June 30, 1996 and
     September 30, 1996                   =    $________________

    Amount required under the
    Loan Agreement                        =    $ 25,000.00

    For the fiscal year
    ending December 31, 1996              =    $________________

    Amount required under the
    Loan Agreement                        =    $100,000.00

    For the fiscal quarter
    ending March 31, 1997 and at
    the end of each fiscal
    quarter thereafter                    =    $_________________

    Amount required under
    the Loan Agreement                    =    $ 50,000.00

    (b) (Section 5.10) Maximum Senior Debt to Capital Base Ratio of Borrower as
         ------------
at the end of the fiscal period ending ______________, 1996:

    (i)     Total Senior Debt             =    $______________

    (ii)    Capital Base                  =    $______________

   (iii)    Total Senior Debt as
            a percentage of Capital Base  =     __________%

    (iv)    Maximum percentage allowed
            pursuant to the Loan
            Agreement                     =   1,000% as at the end
                                              of the fiscal year
                                              ending December 31,
                                              1996 and as at the
                                              end of each fiscal
                                              quarter thereafter

     (c)  (Section 5.11) Minimum Capital Base of Borrower as at the end of the
           ------------
fiscal quarter/year ending ____________, 19__:

                            MINIMUM CAPITAL
                            BASE REQUIRED
   FISCAL QUARTER           PURSUANT TO THE          ACTUAL CAPITAL
     YEAR/ENDING            LOAN AGREEMENT               BASE
   ---------------          ----------------         ---------------
   June 30, 1996             $  300,000.00

   September 30, 1996        $  350,000.00

     December 31, 1996
     and as at the end
     of each fiscal
     quarter thereafter        $  500,000.00


     (d) (Section 5.12) Minimum interest coverage ratio of Borrower for the ______-month period ending on the last day of the fiscal quarter/year ending
_____________, 19__:


     (i)    Earnings before interest and
            taxes                            =    $______________

    (ii)    Interest expense                 =    $______________

   (iii)    Earnings before interest and
            taxes as a percentage of
            interest expense                 =        ________%

    (iv)    Minimum percentage required
            pursuant to the loan agreement   =    (a) 125% for the
                                                  6-month period ending
                                                  on the last day of
                                                  the fiscal quarter
                                                  ending June 30, 1996,
                                                  (b) 125% for the
                                                  9-month period ending
                                                  on the last day of
                                                  the fiscal quarter
                                                  ending September 30,
                                                  1996, (c) 125% for
                                                  the 12-month period
                                                  ending on the last
                                                  day of the fiscal
                                                  quarter ending
                                                  December 31, 1996,
                                                  (d) 125% for the
                                                  12-month period
                                                  ending on the last
                                                  day of each fiscal
                                                  quarter thereafter


     (e)  (Section 5.13) Maximum aggregate capital expenditures for the fiscal
           ------------
year ending December 31, 1996:

     (i)  Actual aggregate capital
          expenditures                       =    $______________

    (ii)  Maximum capital expenditures
          permitted pursuant to the
          Loan Agreement                     =    $1,000,000.00

     IN WITNESS WHEREOF, the undersigned, duly authorized officer of Business@Web, Inc., formerly Object Power, Incorporated has executed and delivered this Certificate in the name and on behalf of Business@Web, Inc., formerly Object Power, Incorporated on ________________, 19__.


                                       BUSINESS@WEB, INC., formerly
                                       Object Power, Incorporated


                                       By:_______________________________

                                   EXHIBIT E

      Cambridge Technology Group / Business@Web Stock Reliance Worksheet

1. A. Acceptable Accounts Receivable - CTG                            __________ x .70 = __________

   B. Acceptable Accounts Receivable - BAW                            __________ x .70 = __________

   C. Appraised Value - 219 Vassar Street                             $1,750,000 x .80 = $1,400,000

   D. Sub-total of Collateral Pool                                                                     __________

2. A. Current Balance of $2.5MM Revolver to CTG                                          __________

   B. Current Balance of $2.5MM Revolver to BAW                                          __________

   C. Amount of Borrowings under $2.0MM Time Note to BAW                                 __________

   D. Current Balance of Loan to 219 Vassar Street Trust                                 __________

   E. Total Loans Outstanding                                                                          __________

3.    Collateral Surplus/(Deficit) (1. D - 2. E)                                                       __________

Complete Sections 4 & 5 Only if Collateal Deficit

4.    Market Value of pledged stock (520,000 shares OEC)              __________ x .50 = __________

5.    Stock Reliance ((Line 3 x - 1)/Line 4) - Not to Exceed 70%                                       _________%

                      State Street Bank and Trust Company

                            GUARANTY (UNLIMITED) OF
                            J&S Limited Partnership

     In consideration of the State Street Bank and Trust Company (hereinafter called the "Bank") extending credit or otherwise in its discretion giving time, financial or other accommodations to Business@Web, Inc., formerly Object Power, Incorporated (hereinafter called the "Borrower"), the undersigned (hereinafter called the "Guarantor") hereby unconditionally guarantees to the Bank that (a) the Borrower will duly and punctually pay or perform, at the place specified therefor, or if no place is specified, at the Bank's Head Office or at the branch of the Bank where this Guaranty is given, all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of the Borrower to the Bank, (except obligations of Borrower to Bank under an Unlimited Guaranty of even date pertaining to a loan to 219 Vassar Street Realty Trust, which obligations are not guaranteed hereby), now or hereafter owing or incurred (including without limitation costs and expenses incurred by the Bank in attempting to collect or enforce any of the foregoing) which are chargeable to the Borrower either by law or under the terms of the Bank's arrangements with the Borrower accrued in each case to the date of payment hereunder (collectively the "Obligations" and individually an "Obligation"); and (b) if there is an agreement or instrument evidencing or executed and delivered in connection with any Obligation, the Borrower will perform in all other respects strictly in accordance with the terms thereof.

     This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Bank first attempt to collect any of the Obligations from the Borrower or any other party primarily or secondarily liable with respect thereto or resort to any security or other means of obtaining payment of any of the Obligations which the Bank now has or may acquire after the date hereof, or upon any other contingency whatsoever.

     Upon any default by the Borrower in the full and punctual payment and performance of the Obligations, the liabilities and obligations of the Guarantor hereunder shall, at the option of the Bank, become forthwith due and payable to the Bank without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Bank on any number of occasions.

     The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Bank forthwith upon demand, in funds immediately available to the Bank, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Bank in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment at the usual rate charged by the Bank in similar circumstances.

     The liability of the Guarantor hereunder shall be unlimited in amount.

     The obligations of the Guarantor under this Guaranty shall continue in full force and effect until ten (10) days after the Bank shall have received from the Guarantor written notice of the Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall affect the liability of the Guarantor hereunder with respect to any Obligations incurred by Borrower to the Bank or with respect to which the Bank has become committed prior to ten (10) days after the receipt of such notice. In the event of any such discontinuance of this Guaranty, all checks, drafts, notes, instruments (negotiable or otherwise) and writings drawn or made by or for the account of the Borrower on the Bank or any of its agents purporting to be dated on or before ten (10) days after the date such discontinuance is received by the Bank, although presented to and paid or accepted by the Bank after that date, shall form part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Bank at its Head Office.

     The Guarantor grants to the Bank, as security for the full and punctual payment and performance of the Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Guarantor now or hereafter held by the Bank and in all deposits and other sums credited by or due from the Bank and in all deposits and other sums credited by or due from the Bank to the Guarantor or subject to withdrawal by the Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank may at any time during the continuance of default with respect to the Obligations and without notice to the Guarantor set off the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom.

     The Bank shall be at liberty, without giving notice to or obtaining the assent of the Guarantor, and without relieving the Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Bank in its sole discretion deems fit, and to this end the Guarantor gives to the Bank full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Bank may approve; (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation to the Bank of the Borrower or of any such other party; (c) grant time, waivers and other indulgences in respect thereto; (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Bank now has or acquires after the date hereof; (e) accept partial payments from the Borrower or any such other party; (f) release or discharge, wholly or partially, any endorser or guarantor; and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

     If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become unrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security. Notwithstanding any payment by the Borrower to the Bank of the whole or any portion of the Obligations, if the Bank shall be required to pay any amount so paid to the Bank to a Trustee in Bankruptcy of the Borrower, the Guarantor shall remain liable for any sums so paid to said Trustee.

     The Guarantor waives notice of acceptance hereof, notice of any action taken or omitted by the Bank in reliance hereon, and any requirement that the Bank be diligent or prompt in making demands hereunder, giving notice to any default by the Borrower or asserting any other right of the Bank hereunder. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available in respect of the Guarantor's Obligations hereunder by virtue of any homestead exemption, statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

     The Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by the Bank) or by any means or on any other ground, claim any set-off or counterclaim against the Borrower in respect of any liability of the Guarantor to the Borrower or, in proceedings under the Bankruptcy Code or insolvency proceedings of any nature, prove in competition with the Bank in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any Obligation which, now or hereafter, the Bank may hold or in which it may have any share or have any right of subrogation, reimbursement or indemnity or right of recourse to any security which the Bank may have or hold with respect to the Obligations until such Obligations are paid in full.

     Any demand on or notice to the Guarantor shall be in writing and shall be effective when handed to the Guarantor or left at or mailed or sent by telegraph to the Guarantor's usual or last-known address.

     No provision of this Guaranty can be changed, waived or discharged except by an instrument in writing signed by the Bank and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates, and no such waiver shall extend to, affect, or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

     This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall inure to the benefit of the Bank and its successors in title and assigns, and shall be binding on the Guarantor and the Guarantor's heirs, assigns and legal representatives.

     IN WITNESS WHEREOF, the Guarantor has executed this Guaranty or has caused this Guaranty to be executed on its behalf by an officer or other person thereunto duly authorized on the 16th day of February, 1996.

Witness:                                  J&S LIMITED PARTNERSHIP
                                          By: Controller Corp., Inc.
                                          Its Sole General Partner

____________________________________      By: /s/ John J. Donovan
                                              __________________________________
                                              John J. Donovan
                                              President and Treasurer

                                          Address:  219 Vassar Street
                                                    Cambridge, MA  02139

                THIS GUARANTY IS SECURED PURSUANT TO A SECURITY
                AGREEMENT (PLEDGED COLLATERAL) OF EVEN DATE.